UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

ITEM 5. OTHER EVENTS

We have identified certain amounts included in our unaudited consolidated financial statements for the quarters ended March 31 and June 30, 2003 that we intend to reclassify. Approximately $4.8 million of the amount reported as “sales and marketing expense” for the three months ended March 31, 2003 and approximately $5.7 million of the amount reported as “cost of services and maintenance revenues” for the three months ended June 30, 2003 will be reclassified as “research and development expense” for the respective periods. In addition, approximately $1.1 million of the amount reported as “other current assets” at June 30, 2003 will be reclassified as “deferred contract costs.”

Adjustments to reflect these reclassifications will be included in our unaudited consolidated financial statements for the nine months ending September 30, 2003. These reclassifications have no effect on the revenue, operating income, net income, total assets, liabilities, equity or cash flow we reported for the quarters ended March 31 and June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: September 5, 2003

By:	/s/ William M. Beecher
William M. Beecher
Executive Vice President and
Chief Financial Officer

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